                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported) May 14, 1996
                                                      ------------


                           AMERAC ENERGY CORPORATION
- --------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
- --------------------------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)


       1-9933                                           75-2181442
- ------------------------                    ------------------------------------

(Commission File Number)                    (I.R.S. Employer Identification No.)


700 Louisiana, Suite 3330; Houston, Texas                               77002
- --------------------------------------------------------------------------------

(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code      (713) 223-1833
                                                   ------------------------


                                      N/A
- --------------------------------------------------------------------------------

         (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

 Amerac Energy Corporation, effective December 1, 1995, sold its interest in the Northwest Arapahoe Field for $1.0 million cash. At the time of the sale, the field contained 27 wells. The purchaser is the current operator of the unit.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                           AMERAC ENERGY CORPORATION

             Pro Forma Condensed Consolidated Financial Information
                                  (Unaudited)

     The following Unaudited Pro Forma Condensed Consolidated Balance Sheet and Condensed Consolidated Statement of Operations, as of and for the year ended December 31, 1995, reflect the historical information of Amerac, the properties acquired from Fremont Energy Corporation ("Fremont") on January 15, 1996 ("Acquired Properties"), other acquisitions made by the Company during 1995, the Preferred Amendment to exchange Senior Preferred for Common Stock in the Company ("Preferred Amendment"), and the sale of the Northwest Arapahoe Field ("Arapahoe"), effective December 1, 1995. The Condensed Consolidated Pro Forma Statement of Operations for the year ended December 31, 1995 reflect the consolidated operations of Amerac, Acquired Properties, other oil and gas properties acquired during 1995, the sale of Arapahoe, and the Preferred Amendment as if the transactions were consummated on January 1, 1995. The Unaudited Pro Forma Condensed Consolidated Balance Sheet reflects the transactions as if they had occurred on December 31, 1995.

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet and Pro Forma Condensed Consolidated Statement of Operations are provided for comparative purposes only and should be read in conjunction with the historical consolidated financial statements of the Registrant included in the 1995 Annual Report on Form 10-K and the historical statements of revenues and direct operating expenses of the Acquired Properties and the related notes thereto included as an exhibit to the 1995 Annual Report on Form 10-K. The pro forma information presented is not necessarily indicative of the future combined financial results or as they might have been for the periods indicated had the acquisition been consummated at the beginning the period.

                           AMERAC ENERGY CORPORATION

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               December 31, 1995

                                                                          Adjustments
                                            ------------------------------------------------------------------------
                                                Senior        Acquired     Preferred
                                                Amerac       Properties    Conversion     Arapahoe
                                              Historical      (Note 2)      (Note 2)      (Note 2)      Pro Forma
                                            --------------  ------------  ------------  ------------  --------------
     Assets
     ------

Current assets
  Cash and equivalents                      $     144,000    $ (139,000)  $         -   $         -   $       5,000
  Accounts receivable                           2,109,000        16,000             -    (1,005,000)      1,120,000
                                            -------------    ----------   -----------   -----------   -------------

    Total current assets                        2,253,000      (123,000)            -    (1,005,000)      1,125,000
                                            -------------    ----------   -----------   -----------   -------------

Oil and gas properties net (successful
  efforts method)                               8,594,000     7,761,000             -             -      16,355,000

Other assets                                      347,000             -             -             -         347,000
                                            -------------    ----------   -----------   -----------   -------------

                                            $  11,194,000    $7,638,000   $         -   $(1,005,000)  $  17,827,000
                                            =============    ==========   ===========   ===========   =============

    Liabilities and Shareholders' Equity
    ------------------------------------

Current liabilities
  Accounts payable and
    accrued liabilities                     $     606,000    $  130,000   $         -   $         -   $     736,000
                                            -------------    ----------   -----------   -----------   -------------

Long-term debt, banks                           3,547,000     6,868,000             -    (1,005,000)      9,410,000
Other long-term liabilities                     1,047,000             -             -             -       1,047,000
                                            -------------    ----------   -----------   -----------   -------------
    Total long-term                             4,594,000     6,868,000             -    (1,005,000)     10,457,000
                                            -------------    ----------   -----------   -----------   -------------
Shareholders' equity
  Senior preferred                              1,786,000             -    (1,786,000)            -               -
  Common stock                                  1,031,000       165,000       804,000             -       2,000,000
  Additional paid-in capital                  142,211,000       475,000       982,000             -     143,668,000
  Accumulated deficit                        (139,034,000)            -             -             -    (139,034,000)
                                            -------------    ----------   -----------   -----------   -------------
    Total shareholders' equity                  5,994,000       640,000   $         -             -       6,634,000
                                            -------------    ----------   -----------   -----------   -------------

                                            $  11,194,000    $7,638,000   $         -   $(1,005,000)  $  17,827,000
                                            =============    ==========   ===========   ===========   =============




    (The accompanying notes are an integral part of this Unaudited Pro Forma
                     Condensed Consolidated Balance Sheet.)

                           AMERAC ENERGY CORPORATION

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                                                                  Year Ended December 31, 1995
                                        --------------------------------------------------------------------------------
                                                                    Previous
                                                                    Acquired
                                           Amerac      Acquired    Properties     Arapahoe    Adjustments
                                         Historical   Properties    (Note 3)      (Note 3)      (Note 3)     Pro Forma
                                        ------------  -----------  -----------  ------------  ------------  ------------

REVENUES
  Oil, gas and related product sales     $4,328,000   $ 2,034,000  $  546,000   $  (784,000)  $         -   $ 6,124,000
  Gain on sales of assets                   850,000             -           -      (732,000)            -       118,000
  Interest income                            74,000             -           -             -             -        74,000
                                         ----------   -----------  ----------   -----------   -----------   -----------
    Total revenues                        5,252,000     2,034,000     546,000    (1,516,000)            -     6,316,000
                                         ----------   -----------  ----------   -----------   -----------   -----------

EXPENSES
  Lease operations                        1,108,000       731,000      88,000      (181,000)            -     1,746,000
  Explorations expenses, including
    dry hole costs and impairments          246,000             -           -             -             -       246,000
  Depreciation, depletion
     and amortization                     1,686,000             -           -       (77,000)      686,000     2,295,000
  Administrative                          1,767,000             -           -             -             -     1,767,000
  Interest                                  237,000             -           -       (62,000)      772,000       947,000
                                         ----------   -----------  ----------   -----------   -----------   -----------
    Total Expenses                        5,044,000       731,000      88,000      (320,000)    1,458,000     7,001,000
                                         ----------   -----------  ----------   -----------   -----------   -----------

  Income before tax                         208,000     1,303,000     458,000    (1,196,000)   (1,458,000)     (685,000)
  Provision for federal income tax                -             -           -             -             -             -
                                         ----------   -----------  ----------   -----------   -----------   -----------
  INCOME (LOSS) BEFORE
    EXTRAORDINARY ITEM                   $  208,000   $ 1,303,000  $  458,000   $(1,196,000)  $(1,458,000)  $  (685,000)
                                         ----------   -----------  ----------   -----------   -----------   -----------

  Preferred Stock Dividend                 (807,000)            -           -             -       807,000             -
                                         ----------   -----------  ----------   -----------   -----------   -----------

  NET INCOME (LOSS) BEFORE
    EXTRAORDINARY ITEM APPLICABLE
    TO COMMON SHAREHOLDERS               $ (599,000)  $ 1,303,000  $  458,000   $(1,196,000)  $  (651,000)  $  (685,000)
                                         ==========   ===========  ==========   ===========   ===========   ===========

  INCOME (LOSS) BEFORE
    EXTRAORDINARY ITEM PER
    COMMON SHARE                         $    (0.03)                                                        $      (.02)
                                         ==========                                                         ===========

  AVERAGE COMMON SHARES
    OUTSTANDING                          19,594,000     3,300,000                              16,439,000    39,333,000
                                         ===========   ==========                             ===========   ===========




    The accompanying notes are an integral part of this Unaudited Pro Forma
                Condensed Consolidated Statement of Operations.

                           AMERAC ENERGY CORPORATION

    Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
                               December 31, 1995
                                      and
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      for the Year Ended December 31, 1995

1.  TRANSACTIONS

  In January 1996, the Company acquired the common stock of Fremont, an Oklahoma-based oil and gas company, for $7.0 million in cash and 3.3 million shares of the Company's Common Stock. Prior to the close of the transaction, certain assets and liabilities of Fremont were transferred to a new corporation not acquired by the Company. The only remaining assets in Fremont were the oil and gas properties ("Acquired Properties") and certain insignificant receivables and payables related to the Acquired Properties.

  Other acquisitions include the October 1995 purchase of the Truby Field, located in Jones County, Texas, the May 1995 purchase of the Myrtle "B" Field in Loving County, Texas, and the April 1995 purchase of the Cosden Field in Bee County, Texas for a total cash consideration of $4.3 million.

  In December 1995, the Company sold its working interest in 27 wells in the Arapahoe for $1 million cash.

  The Company has submitted to the shareholders for approval a proposal to amend the terms of the Senior Preferred by providing for the elimination of this class and the conversion into nine shares of Common Stock for each share of Senior Preferred (the "Preferred Amendment").

2.  PRO FORMA BALANCE SHEET ADJUSTMENTS

  The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet reflects the Company's balance sheet as if the transactions had been effective December 31, 1995. The following adjustments are included:

     (a) The cash portion of the purchase price is funded through bank borrowing to the limit of the available credit with the balance paid in current cash.

     (b) The Common Stock portion of the transaction was calculated using a stock price of $.19/share on 3.3 million shares issued before the acquisition and split between Common Stock and additional paid in capital for the excess over par value.

     (c) Minor receivables and payables assumed are reflected on the statements. In addition accrued acquisition costs were included in accounts payable and accrued liabilities.

     (d) Total purchase price of $7.6 million reflects allocation of the purchase price to the proved producing properties.

     (e) The effect of the Preferred Amendment offer is included in the equity section.

     (f) The cash received from the sale of Arapahoe was used to reduce long-term borrowings.

3.  PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

  The accompanying Unaudited Condensed Consolidated Pro Forma Statement of Operations reflect the following adjustments for the Acquired Properties, for other properties acquired in 1995, for the elimination of Senior Preferred dividends as a result of the Preferred Amendment, and for the sale of Arapahoe:

     (a) Depreciation, depletion and amortization expense has been computed using the units of production method and reflects the Company's increased investment in oil and gas properties and increased production therefrom.

     (b) No additional general and administrative expense is expected as management believes it can absorb these operations without additional personnel.

     (c) As the Company has a large deferred tax benefit (primarily relating to net operating losses), which is fully reserved, no income tax provision is necessary.

     (d) Interest expense was calculated based upon the interest rate that would be payable under the BankOne Credit Agreement as if it were used to finance the acquisitions.

     (e) The operating results for the Arapahoe properties was eliminated from the Statement of Operations.

   (f) Interest expense for 1995 was reduced by $62,000 to reflect the use of the proceeds from the sale of Arapahoe to reduce long-term bank borrowing, which were outstanding since May12, 1995.

   (g) The gain on sale of Arapahoe was eliminated.

   (h) Senior Preferred dividends of $807,000 were eliminated as a result of the Preferred Amendment.

4.  EARNINGS PER SHARE

  Net income or loss per common share is computed by dividing the net income or loss attributable to common shareholders by the weighted average number of shares of common stock outstanding which includes the 3.3 million shares issued in connection with the Fremont acquisition and the 16.4 million shares anticipated to be issued in connection with the Preferred Amendment. The stock options were anti-dilutive and were not included in the calculation of income or losses per common share.

5.  OIL AND GAS RESERVE INFORMATION

  The proved reserves relating to the Acquired Properties would have represented approximately 51% of Amerac's total proved reserves as of December 31, 1995 which, after including the Acquired Properties, would have been approximately
4.4 million barrels of oil equivalent ("BOE") in 1995. At the time of the sale, the Arapahoe reserves (.125 million BOE) represented approximately 5.5% of Amerac's total proved reserves. The reserve quantities of the Acquired Properties were estimated by an independent oil and gas reservoir engineering firm. All estimates were prepared in accordance with guidelines established by the Securities and Exchange Commission. All of the reserves are located within the United States.